Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 and Form S-1 of our report dated July 10, 2025, relating to the financial statements of Republic Airways Holdings Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Indianapolis, IN

July 10, 2025